Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement No. 333-172367on Form S-8 of our report of our report dated March 15, 2011, relating to the financial statements of Mass Hysteria Entertainment Company, Inc., which appear in this Annual Report on Form 10-K of Mass Hysteria Entertainment Company, Inc. for the year ended November 30, 2010.

/s/ dbbmckennon
dbbmckennon
Newport Beach, California

Dated: March 15, 2011